UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

Aeva Technologies, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39204	84-3080757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Ellis Street Mountain View, California (Address of Principal Executive Offices)	94043 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-7070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AEVA	New York Stock Exchange LLC
Warrants to purchase one share of common stock	AEVA.WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As further described in Item 5.02 below, the Board of Directors (the “Board”) appointed Christopher Eberle to serve as a director. On September 27, 2022, Aeva Technologies, Inc. (the “Company”) entered into a letter agreement (the “Sylebra Letter Agreement”) with Sylebra Capital Limited (“Sylebra”), a significant stockholder of the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Sylebra Letter Agreement. Among other things, the Sylebra Letter Agreement provides that:

•
The Board will appoint Christopher Eberle, Global Head of Semiconductor and Hardware Investments at Sylebra, as a Class III director with a term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Meeting”).

•
Sylebra and its Associates (as defined in Rule 12b-2 promulgated under the Exchange Act) will abide by certain customary standstill provisions, effective from the date of the Agreement until termination of the Agreement (the “Restricted Period”). During the Restricted Period, no member of the Sylebra Group will, and Sylebra will cause the Representatives (as defined in the Agreement) of each member of the Sylebra Group not to, in any way, directly or indirectly without the prior consent of the Board:

(a) with respect to Company or the Voting Securities, (i) initiate, make participate in or encourage any “solicitation” (as such term is used in Regulation 14A (the “Proxy Rules”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; (ii) become a “participant” (as such term is used in the Proxy Rules) in any such solicitation of proxies or consents with respect to any stockholder meeting of Company; or (iii) seek to advise, encourage or influence any Person with respect to the voting or disposition of any Voting Securities;

(b) initiate, propose or otherwise “solicit” (as such term is used in the Proxy Rules) Company’s stockholders to approve any shareholder proposal, whether made pursuant to Rule 14a-4 or Rule 14a-8 of the Proxy Rules or otherwise, or cause or encourage any Person to initiate or submit any such shareholder proposal;

(c)(i) seek, alone or in concert with others, election or appointment to, or representation on, the Board; (ii) nominate or propose the nomination of, or recommend the nomination of, or encourage any Person to nominate or propose the nomination of or recommend the nomination of, any candidate to the Board; or (iii) seek, alone or in concert with others, or encourage any Person to seek, the removal of any member of the Board;

(d) other than solely with other members of the Sylebra Group with respect to Voting Securities now or subsequently owned by them, (i) form, join (whether or not in writing), encourage, influence, advise or participate in a partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any Voting Securities; (ii) deposit any Voting Securities into a voting trust, arrangement or agreement; (iii) subject any Voting Securities to any voting trust, arrangement or agreement; and (iv) acquire, directly or indirectly, beneficial ownership of Voting Securities equal to or greater than 15.0% of the Company’s total outstanding shares.

(e)(i) make any unsolicited offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving any member of the Sylebra Group and Company; or (ii) solicit a third party to, on an unsolicited basis, make an offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving Company, or publicly encourage, initiate or support any third party in making such an unsolicited offer or proposal; or

(f) other than with any other member of the Sylebra Group, enter into any agreements, understandings or arrangements (whether written or oral) with, or advise, finance, assist or encourage, any Person in connection with any of the foregoing.

In the event the Sylebra Group beneficially owns less than 9.0% of the outstanding shares of the Company, the Company shall have the right, but not the obligation, to request Mr. Eberle’s resignation, and Sylebra agreed to cause Mr. Eberle to resign within five business days.  The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

The Board increased the size of the Board to nine directors and, effective November 11, 2022, appointed Erin Polek to serve as a Class I director, Stephen Zadesky to serve as a Class II director, and Christopher Eberle to serve as a Class III director. Ms. Polek was also appointed as a member of the Audit Committee, and Mr. Eberle was appointed as a member of the Compensation Committee, in each case, such committee appointment effective November 11, 2022.

Other than as described in Item 1.01 or as described below, there are no arrangements or understandings between Erin Polek, Stephen Zadesky or Christopher Eberle, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Ms. Polek, Mr. Zadesky or Mr. Eberle was selected as a director. There are no related party transactions between the Company and Ms. Polek, Mr. Zadesky or Mr. Eberle (or any of their immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Ms. Polek, Mr. Zadesky and Mr. Eberle do not have any family relationships with any of the Company’s directors or executive officers. Ms. Polek, Mr. Zadesky and Mr. Eberle will participate in the directors’ compensation plan applicable to outside directors as described below. In addition, the Company will enter into its standard form of indemnification agreement with Ms. Polek, Mr. Zadesky and Mr. Eberle.

Prior to his appointment on the Board, Mr. Zadesky served on the Company’s Board of Advisors. For his service on the Board of Advisors, the Company granted Mr. Zadesky an equity award of 100,000 restricted stock units.

Adoption of Non-Employee Director Compensation Plan

On September 26, 2022, the Board adopted a compensation plan for non-employee directors serving on the Board (the “2022 Director Compensation Plan”). The principal elements of the 2022 Director Compensation Plan are an annual cash retainer, an annual equity award of restricted stock units (“RSUs”), and additional cash fees for service on a committee. In addition, non-employee directors are reimbursed for reasonable out-of-pocket expenses.

The Compensation Committee will review and consider information from its independent compensation consultant regarding the amounts and type of compensation paid to the non-employee directors at companies within the same peer group used by the Compensation Committee to assess executive compensation.

Features of the 2022 Director Compensation Plan:

•	a $50,000 annual cash retainer;

•	an additional $10,000 cash retainer for service on each committee; and

•	$150,000 annual RSU grant with a grant date of the annual meeting and vesting on the first anniversary of the grant date (subject to continued service) or upon change of control.

Item 8.01  Other Events.

On September 30, 2022, the Company issued a press release announcing the appointment of three new directors.  The text of the press release is filed herewith as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated September 27, 2022, between Aeva Technologies, Inc. and Sylebra Capital Limited.
99.1	Press release dated September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeva Technologies, Inc.

Date: September 30, 2022	By:	/s/ Soroush Salehian Dardashti
	Name:	Soroush Salehian Dardashti
	Title:	Chief Executive Officer